Exhibit 99.1

Contact:
Sean McHugh
Vice President & Treasurer
(678) 791-7615

Carter’s Adopts Limited Duration Stockholder Rights Agreement

In Response to Rapid Stock Accumulation

ATLANTA – September 24, 2025 – Carter’s, Inc. (NYSE: CRI) (the “Company” or “Carter’s”), North America’s largest and most-enduring apparel company exclusively for babies and young children, today announced that its Board of Directors (the “Board”) has unanimously adopted a limited duration stockholder rights agreement (the “Rights Agreement”).

Carter’s recently became aware of the rapid accumulation of a significant amount (16.86%) of the common stock of the Company by RWWM, Inc., (“RWWM”) as disclosed in a Schedule 13G/A filed with the U.S. Securities and Exchange Commission (“SEC”) on September 4, 2025. Carter’s was given no advance notice of the stock accumulation by RWWM, and there has been no communication from RWWM, despite attempts by Carter’s management to contact RWWM. It is possible that RWWM is continuing to accumulate stock. Therefore, the Board believes that adopting the Rights Agreement is in the best interests of all Carter’s stockholders as it will help promote the fair and equal treatment of all stockholders and ensure that the Board remains in the best position to discharge its fiduciary duties. The Rights Agreement is intended to reduce the likelihood that any entity, person or group is able to gain control of Carter’s through open market accumulation without paying all stockholders an appropriate control premium or providing the Board sufficient opportunity to make informed judgments and take actions that are in the best interests of all stockholders.

Pursuant to the Rights Agreement, Carter’s will issue, by means of a dividend, one preferred share purchase right for each outstanding share of Carter’s common stock to stockholders of record on the close of business on October 3, 2025. Initially, these rights will not be exercisable and will trade with, and be represented by, the shares of Carter’s common stock.

The Rights Agreement will expire on September 21, 2026, or earlier, as provided in the Rights Agreement.

The Rights Agreement is similar to other stockholder rights plans adopted by publicly-held companies. Under the Rights Agreement, if a person or group (each, an “acquiring person”) acquires beneficial ownership of 15% (or 20% in the case of investors eligible to file Schedule 13Gs) or more of the outstanding shares of Carter’s common stock in a transaction not approved by the Board, the Board, at its option, may exchange each right (other than rights owned by the acquiring person that will become void and will not be exercisable) in whole or in part, at an exchange ratio of one share of Carter’s common stock per outstanding right, subject to adjustment. Alternatively, if the Board does not elect to exchange the rights, then, each holder of a right (other than the acquiring person, whose rights have become void) will be entitled to purchase, at the then-current exercise price, additional shares of Carter’s common stock at a fifty percent (50%) discount to the market price of the stock. In addition, the rights also become exercisable if Carter’s is acquired in a merger or other business combination after an unapproved party acquires more than 15% (or 20% in the case of certain investors filing on Schedule 13G) of the outstanding shares of Carter’s common stock, each holder of a right would then be entitled to purchase, at the then-current exercise price, shares of the acquiring company’s stock at a fifty percent (50%) discount to the market price of the stock. Except as provided in the Rights Agreement, the Board is entitled to redeem the rights at $0.0001 per right.

If a person or group that beneficially owns 15% (or 20% in the case of certain investors filing on Schedule 13G) or more of the outstanding shares of Carter’s common stock prior to Carter’s announcement of its adoption of the Rights Agreement, then that person’s or group’s existing ownership percentage will be grandfathered at their current ownership levels, although, with certain exceptions, the rights will become exercisable for stockholders other than that person or group, if at any time after the announcement of the adoption of the Rights Agreement such person or group increases its ownership of Carter’s common stock.

Additional information regarding the Rights Agreement will be contained in a current report on Form 8-K to be filed by Carter’s with the SEC on September 24, 2025.

Sidley Austin LLP is acting as legal counsel to Carter’s.

About Carter’s, Inc.

Carter’s, Inc. is North America’s largest and most-enduring apparel company exclusively for babies and young children. The Company’s core brands are Carter’s and OshKosh B’gosh, iconic and among the sector’s most trusted names. These brands are sold through more than 1,000 Company-operated stores in the United States, Canada, and Mexico, and online at www.carters.com, www.oshkosh.com, www.cartersoshkosh.ca, and www.carters.com.mx. Carter’s also is the largest supplier of baby and young children’s apparel to North America’s biggest retailers. The Company’s Child of Mine brand is available exclusively at Walmart, its Just One You brand is available at Target, and its Simple Joys brand is available on Amazon.com. The Company’s emerging brands include Little Planet, crafted with organic fabrics and sustainable materials, Otter Avenue, a toddler-focused apparel brand, and Skip Hop, baby essentials from tubs to toys. Carter’s is headquartered in Atlanta, Georgia. Additional information may be found at www.carters.com.

Forward Looking Statements

Statements in this press release that are not historical fact and use predictive words such as “estimates”, “outlook”, “guidance”, “expect”, “believe”, “intend”, “designed”, “target”, “plans”, “may”, “will”, “are confident” and similar words are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). These forward-looking statements and related assumptions involve risks and uncertainties that could cause actual results and outcomes to differ materially from any forward-looking statements or views expressed in this press release. These risks and uncertainties include, but are not limited to, those disclosed in Part II, Item 1A. “Risk Factors” of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 28, 2025 and Part I, Item 1A. “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2024, and otherwise in our reports and filings with the Securities and Exchange Commission, as well as the following factors: changes in global economic and financial conditions, and the resulting impact on consumer confidence and consumer spending, as well as other changes in consumer discretionary spending habits; risks related to public health crises; risks related to consumer tastes and preferences, as well as fashion trends; the failure to protect our intellectual property; the diminished value of our brands, potentially as a result of negative publicity or unsuccessful branding and marketing efforts; delays, product recalls, or loss of revenue due to a failure to meet our quality standards; risks related to uncertainty regarding the future of international trade agreements and the United States’ position on international trade, as well as significant political, trade, and regulatory developments and other circumstances beyond our control; increased competition in the marketplace; financial difficulties for one or more of our major customers; identification of locations and negotiation of appropriate lease terms for our retail stores; distinct risks facing our eCommerce business; failure to forecast demand for our products and our failure to manage our inventory; increased margin pressures, including increased cost of materials and labor and our inability to successfully increase prices to offset these increased costs; continued inflationary pressures with respect to labor and raw materials and global supply chain constraints that have, and could continue, to affect freight, transit, and other costs; fluctuations in foreign currency exchange rates; unseasonable or extreme weather conditions; risks associated with corporate responsibility issues; our foreign sourcing arrangements; a relatively small number of vendors supply a significant amount of our products; disruptions in our supply chain, including increased transportation and freight costs; our ability to effectively source and manage inventory; problems with our Braselton, Georgia distribution facility; pending and threatened lawsuits; a breach of our information technology systems and the loss of personal data or a failure to implement new information technology systems successfully; unsuccessful expansion into international markets; failure to comply with various laws and regulations; failure to properly manage strategic initiatives; retention of key individuals; acquisition and integration of other brands and businesses; failure to achieve sales growth plans and profitability objectives to support the carrying value of our intangible assets; our continued ability to meet obligations related to our debt; changes in our tax obligations, including additional customs, duties or tariffs; our continued ability to declare and pay a dividend; volatility in the market price of our common stock; and the cost or effort required for our stockholders to bring certain claims or actions against us, as a result of our designation of the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings. Except for any ongoing obligations to disclose material information as required by federal securities laws, the Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. The inclusion of any statement in this press release does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.